Exhibit 99
                                            ----------
News Release

Marshall & Ilsley Corporation
770 North Water Street, Milwaukee, Wisconsin 53202

For release:   Immediately

For further information: M.A. Hatfield       (414) 765-7809

     Marshall & Ilsley Corporation Withdraws
     Metavante Corporation's Initial Public
     Offering

     Milwaukee, Wisconsin - November 1, 2000 --
     Marshall & Ilsley Corporation (NYSE: MI) today announced that it would withdraw the initial public offering for its Metavante
     Corporation subsidiary.  M&I cited a
     combination of adverse market conditions and the near term slow down in financial account processing markets as reasons for withdrawing the offering. M&I expect to continue to invest in and grow Metavante's business, and will evaluate future growth strategies for Metavante as circumstances permit.

     Marshall & Ilsley Corporation (NYSE: MI) is a diversified financial services corporation headquartered in Milwaukee, Wisconsin with
     $25.2 billion in assets. Founded in 1847, M&I has the largest retail banking presence in Wisconsin with over 200 offices throughout the state. In addition, M&I retail locations are located in Phoenix and Tucson, Arizona;
     Las Vegas, Nevada; and Naples, Florida. M&I also provides trust and investment management, equipment leasing, mortgage banking, financial planning, investments and insurance services from offices throughout the country and on the Internet
     (www.mibank.com or www.micorp.com). M&I's customer-based approach, internal growth and strategic acquisitions have made M&I a nationally recognized leader in the financial services industry.

     There will be a conference call today,
     Wednesday, November 1, at 10:00 CST. You may listen by calling (800) 344-6783 and asking for the M&I conference call.

     This press release contains forward-looking statements regarding anticipated financial results and strategic corporate activities.
     Such statements are subject to important factors which could cause M&I's actual results to differ materially from those anticipated by the forward-looking statements. These factors include those referenced in M&I's Annual Report on Form 10-
     K or as may be described from time to time in M&I's subsequent SEC filings, and such factors are incorporated herein by reference.

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